Exhibit 10.2(c)

AMENDMENT NUMBER TWO
TO THE
TELEPHONE AND DATA SYSTEMS, INC.
2011 LONG-TERM INCENTIVE PLAN

WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation (the “Company”) has adopted and maintains the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan (the “Plan”) for the benefit of certain employees;
WHEREAS, pursuant to Section 8.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval, including under applicable law or the principal national stock exchange on which the Common Shares of the Company (the “Common Shares”) are then traded;
WHEREAS, the Board desires to amend the Plan to broaden the circumstances under which employees of the Company who are not officers may pay for the Common Shares to be purchased pursuant to the exercise of a stock option by authorizing the Company to withhold Common Shares which would otherwise be delivered in connection with such exercise; and
WHEREAS, such amendment is not subject to any required shareholder approval.
NOW, THEREFORE, BE IT RESOLVED, that effective as of February 21, 2019, the second sentence of Section 4.1(d) of the Plan hereby is amended to read as follows:
The holder of a Stock Option may pay for the shares of Common Stock to be purchased pursuant to the exercise of such Stock Option (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which otherwise would be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise (in the case of such withholding in respect of a holder other than an Officer, notwithstanding any provision to the contrary within an agreement evidencing a Stock Option granted prior to February 21, 2019), (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise or (E) by a combination of (A), (B) and (C).
* * * * * *

IN WITNESS WHEREOF, the undersigned has executed this Amendment Number Two as of this 21st day of February, 2019.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
Its:	President and Chief Executive Officer

SIGNATURE PAGE TO
AMENDMENT NUMBER TWO TO
TELEPHONE AND DATA SYSTEMS, INC.
2011 LONG-TERM INCENTIVE PLAN

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